EXHIBIT 12

                       TOSCO CORPORATION AND SUBSIDIARIES
                       RATIO OF EARNINGS TO FIXED CHARGES
                    (Thousands of Dollars, Except Ratio Data)
                                   (Unaudited)

                                                                                 Three Months Ended March 31,
                                                                                ------------------------------
                                                                                  1998            1997
                                                                                ------------    -------------
 Income before income taxes                                                       $71,010         $6,193
 Fixed charges to be added to income before income taxes:
      Interest expense, including amortization of financing costs                  37,450         24,143
      Distributions on Trust Preferred Securities                                   4,313          4,312
      Interest factor of rental expense                                            12,843          7,175
                                                                                ------------    -----------
 Earnings                                                                        $125,616        $41,823
                                                                                ------------    -----------
 Fixed charges:
      Interest expense, including amortization of financing costs                $ 37,450        $24,143
      Interest capitalized                                                            149            249
      Distributions on Trust Preferred Securities                                   4,313          4,312
      Interest factor of rental expense                                            12,843          7,175
                                                                                -------------    -----------
 Total fixed charges                                                              $54,755        $35,879
                                                                                -------------    -----------
 Ratio of earnings to fixed charges                                                  2.29           1.17
                                                                                ==============   ============

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    TOSCO CORPORATION
                                       (Registrant)



Date:  May 14, 1998                 By:  /S/  JEFFERSON F. ALLEN
                                         -----------------------
                                           (Jefferson F. Allen)
                                        President and Chief Financial Officer



                                    By: /S/  ROBERT I. SANTO
                                        -----------------------
                                          (Robert I. Santo)
                                        Chief Accounting Officer